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                                                                   Exhibit 24.1


                          INDEPENDENT AUDITOR'S CONSENT






     We consent to the incorporation by reference in Registration Statements No. 33-57078 and No. 333-38849 of On Assignment, Inc. and subsidiaries on Form S-8 of our report dated January 25, 2000, with respect to the consolidated financial statements and financial statement schedule of On Assignment, Inc. appearing in this Annual Report on Form 10-K\A of On Assignment, Inc. for the year ended December 31, 1999.



/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

September 12, 2000
Los Angeles, California




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